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                                                                     Exhibit 1.1

                                   KADANT INC.

           1,300,000 Shares of Common Stock, $0.01 par value per share

                           PLACEMENT AGENCY AGREEMENT

                                                               June 14, 2002

J.P. Morgan Securities Inc.
270 Park Avenue, 17th Floor
New York, NY  10017

Dear Sir or Madam:

          Kadant Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell 1,300,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), to certain investors (collectively, the "Investors"). The Company desires to engage you as its placement agent (the "Placement Agent") in connection with such issuance and sale. The Shares are described more fully in the Registration Statement (as hereinafter defined).

          The Company hereby confirms as follows its agreements with the Placement Agent.

          1. Agreement to Act as Placement Agent. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company's exclusive placement agent in connection with the issuance and sale, on a best efforts basis, by the Company of the Shares to the Investors. The Shares will have attached thereto rights (the "Rights") that, when exercisable, entitle the registered holder to purchase from the Company a unit consisting of one ten-thousandth of a share of the Company's Series A junior participating preferred stock. The Rights are to be issued pursuant to a Rights Agreement (the "Rights Agreement") dated as of August 6, 2001 between the Company and American Stock Transfer & Trust Company. Upon the occurrence of the Closing (as hereinafter defined), the Company shall pay to the Placement Agent 5.0% of the proceeds received by the Company from the sale of the Shares as set forth on the cover page of the Prospectus (as hereinafter defined).

          2. Delivery and Payment. Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agent, and JPMorgan Chase Bank, as escrow agent (the "Escrow Agent"), shall enter into an Escrow Agreement substantially in the form of Exhibit A attached hereto (the "Escrow Agreement"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of the Company and the Investors (the "Escrow Account"). Prior to the Closing Date (as hereinafter defined), (i) each of the Investors will deposit in the Escrow Account an amount equal to the price per Share as shown on the cover page of the Prospectus multiplied by the number of Shares to be purchased by such Investor, and (ii) the Escrow Agent will notify the Company and the Placement Agent in

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writing whether the Investors have deposited in the Escrow Account funds in the amount equal to the proceeds of the sale of all of the Shares offered hereby (the "Requisite Funds"). At 10:00 a.m., New York City time, on June 19, 2002 or at such other time on such other date as may be agreed upon by the Company and the Placement Agent but in no event prior to the date on which the Escrow Agent shall have received all of the Requisite Funds (such date is hereinafter referred to as the "Closing Date"), the Escrow Agent will disburse the Requisite Funds from the Escrow Account to the Company and the Placement Agent as provided in the Escrow Agreement and the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of the Depository Trust Company. The closing of the sale of the Shares to the Investors (the "Closing") shall take place at the office of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038. All actions taken at the Closing shall be deemed to have occurred simultaneously.

          Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company.

          3. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent that:

          (a) Registration Statement. The Company has filed with the Securities and Exchange Commission (the "Commission") a "shelf" registration statement on Form S-3 (Registration No. 333-88018), which has become effective, relating to the Common Stock and certain other securities of the Company, under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Commission promulgated thereunder. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Act, is hereinafter referred to as the "Registration Statement." No stop order suspending the effectiveness of the Registration Statement has been issued and, to the Company's knowledge, no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Rules and Regulations of the Commission, proposes to file the Prospectus (as defined below) with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Placement Agent by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Placement Agent for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Act is hereafter called a "Preliminary Prospectus." Any

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reference herein to the Registration Statement, any Preliminary Prospectus or
the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the last to occur of the effective date of the Registration Statement, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

          (b) Registration Statement and Prospectus. When the Registration Statement became effective, upon the filing or first delivery to the Investors of the Prospectus, as of the date hereof, and at the Closing Date, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) contained and will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of the Prospectus) not misleading, each Preliminary Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that no representation or warranty is made in this Section 3(b) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, as stated in Section 7(b) hereof. The Company has not distributed any offering material in connection with the offering and sale of the Shares, other than the Registration Statement, the Preliminary Prospectus and the Prospectus.

          (c) Financial Statements. The consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end adjustments), and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by

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reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

          (d) No Material Adverse Change. Except as set forth in or otherwise contemplated by the Registration Statement (exclusive of any amendment thereof) or the Prospectus (exclusive of any supplement thereto), since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus and prior to Closing,
(i) there has not been and will not have been any change in the capital stock of the Company (except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise of stock options or upon the grant of restricted stock to the Company's directors, the issuance of shares pursuant to the Company's employee stock purchase plan or the Company's deferred compensation plan for directors, or the issuance of shares pursuant to the conversion of the Company's outstanding debentures) or long-term debt of the Company or any of its Subsidiaries (other than changes resulting from the repurchase by the Company of its outstanding debentures) or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, consolidated financial position, stockholders' equity, or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Change"); (ii) neither the Company nor any of its Subsidiaries has entered or will enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

          (e) Organization. The Company and each of its Subsidiaries are, and at the Closing Date will be, duly organized, validly existing as a corporation and in good standing under the laws of their respective jurisdictions of organization. The Company and each of its Subsidiaries are, and will be at the Closing Date, duly qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have, and at the Closing Date will have, all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the business, properties, management, consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). The subsidiaries listed in

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Schedule 1 to this Agreement (the "Subsidiaries") are the only significant subsidiaries of the Company.

          (f) Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in or contemplated by the Registration Statement or the Prospectus, are not subject to any preemptive or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company's existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise of stock options or the grant of restricted stock to the Company's directors, the issuance of shares pursuant to the Company's employee stock purchase plan or the Company's deferred compensation plan for directors, changes resulting from the repurchase by the Company of its outstanding debentures, or the issuance of shares pursuant to the conversion of the Company's outstanding debentures) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus. The description of the securities of the Company in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement or the Prospectus, as of the date referred to therein, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

          (g) Due Authorization and Enforceability. The Company has full legal power and authority to enter into this Agreement and the Escrow Agreement (together, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matters of public policy and except as such enforceability may be subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and equitable principles of general applicability.

          (h) The Shares. The Shares have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be validly issued, fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

          (i) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its

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Subsidiaries is bound or to which any of the property or assets of the Company or of any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses
(ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (j) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale by the Company of the Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries; or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (k) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale by the Company of the Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents, except for the registration of the Shares under the Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of the National Association of Securities Dealers, Inc. ("NASD") or the American Stock Exchange (the "Exchange") in connection with the purchase and distribution of the Shares by the Placement Agent.

          (l) Legal Proceedings. Except as disclosed in or contemplated by the Registration Statement or the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company's knowledge, any legal, governmental or regulatory investigations, to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) to the Company's knowledge, there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be described in the Prospectus

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that are not so described; and (ii) there are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement that are not so filed.

          (m) Independent Accountants. Arthur Andersen LLP, who have certified certain financial statements of the Company and its Subsidiaries, are independent public accountants (the "Accountants") with respect to the Company and its subsidiaries as required by the Act.

          (n) Title to Real and Personal Property. The Company and its Subsidiaries have good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Registration Statement or the Prospectus as being owned by them that are material to the businesses of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Prospectus as being leased by the Company and its Subsidiaries that is material to the business of the Company and its Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

          (o) Title to Intellectual Property. Except as disclosed in or contemplated by the Registration Statement or the Prospectus, the Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property"), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company and its Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

          (p) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, which is required by the Act to be disclosed in the Registration Statement and the Prospectus and is not so disclosed.

          (q) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act

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of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, "Investment Company Act").

          (r) Taxes. The Company and its Subsidiaries have filed all material federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith; and, except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (s) Licenses and Permits. The Company and its Subsidiaries possess or have obtained all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus (the "Permits"), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as disclosed in or contemplated by the Registration Statement or the Prospectus, neither the Company nor any of its Subsidiaries has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (t) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

          (u) Compliance With Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received and are in compliance with all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (v) Compliance With ERISA. Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its Subsidiaries has been

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maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

     (w) Accounting Controls. The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (x) Insurance. The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of its businesses as described in the Registration Statement and the Prospectus and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

     (y) No Unlawful Payments. Neither the Company nor any of its Subsidiaries has at anytime during the last five years (i) used any corporate funds for any unlawful contribution to any candidate for public office; or (ii) made any payment to any federal or state government officer or official or other person charged with similar public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     (z) No Broker's Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and that certain Agreement between the Company and Barrington Research Associates, Inc. dated June 3, 2002) that would give rise to a valid claim against the Company or any of its Subsidiaries or the Placement Agent for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.

     (aa) No Registration Rights. No person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or by reason of the issuance and sale of the Shares, except for rights which have been waived.

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     (bb) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

     (cc) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act) (a "Forward Looking Statement") contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward Looking Statements incorporated by reference in the Registration Statement and the Prospectus from the Company's Annual Report on Form 10-K for the year ended December 29, 2001 and Quarterly Report on Form 10-Q for the period ending on March 30, 2002 (in each case under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations--Industry and Business Outlook" and "--Liquidity and Capital Resources") (i) are within the coverage of the safe harbor for forward looking statements set forth in Section 27A of the Act, Rule 175(b) under the Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company with a reasonable basis and in good faith and reflect the Company's good faith reasonable best estimate of the matters described therein, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Act.

     (dd) Contracts. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

     (ee) Certificates. No statement, representation or warranty made in the certificate to be delivered to the Placement Agent pursuant to Section 6(h) below will be, when made, inaccurate, untrue or incorrect in any material respect.

     4. Further Agreements of the Company. The Company covenants and agrees with the Placement Agent that:

     (a) Effectiveness. The Registration Statement has become effective and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agent promptly following such filing.

     (b) Amendments or Supplements. The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus, except as required by law, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have reasonably objected thereto in good faith.

     (c) Notice to Placement Agent. The Company will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, but only during the period mentioned in Section 4(b); (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information, but only during the period mentioned in Section 4(b); (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, but only during the period mentioned in Section 4(b); (4) of becoming aware of the occurrence of any event during the period mentioned in Section 4(b) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agent promptly of all such filings.

     (d) Ongoing Compliance of the Prospectus. If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agent and, subject to Section 4(b) hereof, will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent, and the Placement Agent agrees to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.

     (e) Delivery of Copies. The Company will furnish to the Placement Agent and its counsel, without charge in New York City (i) one copy of the Registration Statement, including financial statements and schedules, and all exhibits thereto and (ii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request.

     (f) Compliance with Undertakings. The Company will comply with all the undertakings contained in the Registration Statement.

     (g) Blue Sky Compliance. Prior to the sale of the Shares to the Investors, the Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     (h) Use of Proceeds. The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

     (i) Exchange Listing. The Company will use its best efforts to ensure that the Shares are listed on the Exchange at the time of the Closing.

     (j) Reports. For a period of three years from the Closing Date, the Company will furnish to the Placement Agent, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, other than any such reports or communications filed with the Commission pursuant to the Commission's EDGAR system.

     (k) Clear Market. For a period of 90 days after the date hereof, the Company will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Placement Agent, other than (i) the Shares to be sold hereunder, (ii) securities issued pursuant to stock option plans, deferred compensation plans, restricted stock plans and employee stock purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement; (iii) the issuance by the Company of any shares of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement, provided that each recipient of shares pursuant to this clause (iii) agrees that all such shares remain subject to restrictions substantially similar to those contained in this subsection; or (iv) the offer, issuance or sale of any securities of the Company in exchange for any "underwater" options of the Company.

        5. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus, and all amendments and supplements to the Prospectus, as may be requested for use in connection with the direct placement of the Shares, (4) the listing of the Common Stock on the Exchange, (5) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(g), including the reasonable fees, disbursements and other charges of counsel to the Placement Agent in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (6) fees, disbursements and other charges of counsel to the Company, (7) fees and disbursements of the Accountants incurred in delivering the letter(s) described in 6(g) of this Agreement and (8) the fees of the Escrow Agent. The Company shall reimburse the Placement Agent, upon request for all reasonable out-of-pocket costs and expenses; provided, however that the Company shall not be obligated to reimburse the Placement Agent for any costs and expenses to the extent that the aggregate amount of such costs and expenses exceeds $50,000 without the Company's prior written consent. It is understood, however, that, except as provided in this Section and Sections 7 and 8(c) hereof, the Placement Agent will pay all of its own costs and expenses, including the fees of its counsel and any advertising expenses connected with any offers it may make hereunder. The Company shall not in any event be liable to the Placement Agent for loss of anticipated profits from the transactions contemplated by this Agreement.

        6. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder are subject to the following conditions:

        (a) (i) No stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission),
(ii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iii) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not reasonably object thereto in good faith.

        (b) Since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), (i) there shall not have been a Material Adverse Change whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement (exclusive of any amendment thereof) or the Prospectus (exclusive of any supplement thereto), and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement (exclusive of any amendment thereof) or the Prospectus (exclusive of any supplement thereto), if in the judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors at the public offering price.

        (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding is reasonably expected by management to have a Material Adverse Effect.

        (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

        (e) The Placement Agent shall have received an opinion, dated the Closing Date, of Sandra L. Lambert, General Counsel to the Company, in form and substance reasonably satisfactory to the Placement Agent, with respect to the matters set forth in Exhibit C hereto.

        (f) The Placement Agent shall have received an opinion, dated the Closing Date, of Hale and Dorr LLP, outside counsel to the Company, in form and substance reasonably satisfactory to the Placement Agent, with respect to the matters set forth in Exhibit D hereto.

        (g) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery (the "Original Letter"), addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters. At the Closing Date, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

     (h) At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, each in his capacity as such, in form and substance reasonably satisfactory to the Placement Agent to the effect that each signer has carefully examined the Registration Statement and the Prospectus and that to each of such person's knowledge:

          (i) (A) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

          (ii) Each of the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as if such representations and warranties were made on the Closing Date.

          (iii) Each of the covenants and agreements required in this Agreement to be performed by the Company on or prior to the Closing Date and each condition required herein to be fulfilled or complied with by the Company on or prior to the Closing Date has been duly performed, fulfilled or complied with in all material respects.

          (iv) No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

          (v) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company, except as set forth in or contemplated by the Prospectus.

     (i) The Shares shall be qualified for sale in such states as the Placement Agent may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

     (j) The Company shall have furnished or caused to be furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness, in all material respects, at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy, in all material respects, at the Closing Date of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

     (k) The Placement Agent shall have received executed "lock-up" agreements, each substantially in the form of Exhibit B hereto, from the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, and such lock-up agreements shall be full force and effect on the Closing Date.

     7.   Indemnification and Contribution.

     (a) Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates, directors, officers, employees, agents and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, reasonable fees of outside legal counsel and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by the Placement Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Placement Agent consists of the information described as such in subsection (b) below; provided, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of the Placement Agent to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial sale by the Placement Agent and any such loss, claim, damage or liability of or with respect to such Placement Agent results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof.

     (b) Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company, its affiliates, directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to(b) any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by the Placement Agent expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by the Placement Agent consists of the following: the statements set forth (i) under the heading "Plan of Distribution," (ii) on the cover page and (iii) on the back cover in any Preliminary Prospectus and the Prospectus.

        (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought, threatened or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been prejudiced thereby; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought, threatened or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Placement Agent, its affiliates, directors, officers, employees and agents and any control persons of the Placement Agent shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding with respect to which indemnification is available hereunder effected without its written consent, but if any such proceeding is settled with such consent or if there be a final judgment in any such proceeding for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified

Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel in connection with any such proceeding as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

        (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total fee received by the Placement Agent in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) Limitation on Liability. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall the Placement Agent be required to contribute any amount in excess of the fee received by it with respect to the offering of the Shares exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

        8.   Termination.

        (a) The obligations of the Placement Agent under this Agreement may be terminated, in the absolute discretion of the Placement Agent, at any time prior to the Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company if, prior to delivery and payment for the Shares, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities within or outside the United States, that, in the judgment of the Placement Agent, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement and Prospectus.

        (b) The obligations of the parties under this Agreement shall be automatically terminated in the event that notice is given by the Placement Agent to the Escrow Agent prior to the close of business on the date scheduled for receipt of the Requisite Funds, that the Requisite Funds have not been deposited by the Investors into the Escrow Account by the close of business on the Closing Date.

        (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 8(b) and other than a termination of the Placement Agent's Engagement pursuant to Section 8(a)), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Placement Agent set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Placement Agent, reimburse you for all reasonable out-of-pocket expenses incurred in connection herewith; provided, however, that the Company shall not be obligated to reimburse the Placement Agent for any such costs and expenses to the extent that the aggregate amount of such costs and expenses exceed $50,000 without the Company's prior written consent.

        9. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, One Acton Place, Suite 202, Acton, MA 01720 Attention: Sandra L. Lambert, Esq. (facsimile:
(978) 635-1593), with copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attention: Hal J. Leibowitz, Esq. (facsimile: (617) 526-5000, or (b) if to the Placement Agent, at the office of J.P. Morgan Securities Inc., 270 Park Avenue, 17th Floor, New York, NY 10017 Attention: Robert Vincent, Esq. (facsimile: (212) 270-7487). Any such notice shall be effective only upon receipt. Any notice under Section 7 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

        10. Conditions of Obligations of the Company. The obligation of the Company hereunder is subject to the receipt by the Company of an opinion, dated the Closing Date, of Stroock & Stroock & Lavan LLP, outside counsel to the Placement Agent, addressed to the Company in form and substance reasonably acceptable to the Company and its counsel to the effect that this best efforts offering constitutes a "public offering" under the securities laws.

        11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of
(i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent or any controlling person referred to in
Section 7 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 7 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

        12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 7(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 7(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed to be a successor Investor by reason merely of such purchase.

     13. APPLICABLE LAW. THE VALIDITY AND INTERPRETATIONS OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter (including without limitation that certain engagement letter between the Placement Agent and the Company dated May 28, 2002).

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agent.

                                        Very truly yours,

                                        KADANT INC.

                                        By: /s/ William A. Rainville
                                            ------------------------------------
                                            Name:  William A. Rainville
                                            Title: Chairman and Chief
                                                   Executive Officer

Confirmed as of the date first
above mentioned:

J.P. MORGAN SECURITIES INC.

By: /s/ Philip C. Marchal
    --------------------------------
    Name:  Philip C. Marchal
    Title: Vice President

                                   EXHIBIT A

                                                                  EXECUTION COPY

                                ESCROW AGREEMENT

         ESCROW AGREEMENT, dated as of June 14, 2002, by and among Kadant Inc., a Delaware corporation (the "Company"), J.P. Morgan Securities Inc. (the "Placement Agent") and JPMorgan Chase Bank, a national banking institution incorporated under the laws of the United States of America (the "Escrow Agent").

         WHEREAS, the Company and the Placement Agent have entered into a Placement Agency Agreement dated as of the date hereof by and between the Company and the Placement Agent, pursuant to which the Company proposes to issue and sell 1,300,000 shares (the "Shares") of its common stock, par value $0.01 per share to certain investors (the "Investors");

         WHEREAS, the Company has filed with the Securities and Exchange Commission a "shelf" registration statement on Form S-3 (Registration No. 333-88018) (which, together with all amendments or supplements thereto, is referred to herein as the "Registration Statement");

         WHEREAS, the Placement Agent proposes to offer the Shares to the Investors on behalf of the Company and to receive subscriptions from such Investors for the total number of Shares being offered;

         WHEREAS, with respect to all subscription payments received from subscribers (the "Subscription Payments"), the parties propose to establish an escrow account with the Escrow Agent at the office of its Escrow Administration, JP Morgan Chase Bank, Institutional Trust Services, 450 West 33rd Street, New York, New York 10001, Attention: Saverio Lunetta;

         WHEREAS, the offering of the Shares will terminate on June __, 2002 (the "Closing Date") and, if Subscription Payments for the total number of Shares have not been received by the Company on or before the Closing Date, no Shares will be sold and all Subscripton Payments made by subscribers will be refunded by the Escrow Agent, with interest earned thereon, if any; and

         WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which the escrow account will be established and maintained.

         NOW THEREFORE, it is agreed as follows:

         1. Establishment of Escrow. The Escrow Agent hereby agrees to establish a trust account (paying 30-day LIBOR minus 100 basis points) pursuant to Rule 15c2-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Escrow Account"), for the deposit with the Escrow Agent of the Subscription Payments and to receive and disburse the proceeds from such Subscription Payments and any interest earned thereon in accordance with the terms and conditions of this Escrow Agreement.

         2. Deposit of Escrowed Property. The Placement Agent, on behalf of the subscribers for the Shares, shall from time to time, but in no event later than 12:00 p.m., Eastern Daylight Time, on the first business day ("business day" is defined for purposes of this Escrow Agreement as any day which is not a Saturday, Sunday or a day on which banks or trust companies in the City and State of New York are authorized or obligated by law, regulation or executive order to remain closed) following the date of receipt by the Placement Agent, cause to be wired to or deposited with, or, cause the subscribers for the Shares to wire or deposit with, the Escrow Agent funds or checks evidencing the Subscription Payments of the subscribers delivered in payment for the Shares (the "Escrowed Property"). Any checks delivered to the Escrow Agent pursuant to the terms hereof shall be made payable to or endorsed to the order of the Escrow Agent. The Escrow Agent upon receipt of such checks shall present such checks for payment to the drawee-bank under such checks. Any checks not honored by the drawee-bank thereunder after the first presentment for payment shall be returned to the Placement Agent, on behalf of such subscriber, in the same manner notices are delivered pursuant to Section 6 hereof. Upon receipt of funds or checks from the Placement Agent, the Escrow Agent shall credit such funds and the amount of such checks to the Escrow Account. If following the credit of the amount of any check to the Escrow Account such check is dishonored, the Escrow Agent, if such dishonored check amount shall have been invested pursuant to Section 3 hereof, shall liquidate to the extent of such dishonored check amount such investments and debit the Escrow Account for the amount of such dishonored check, plus, if any, the amount of interest and other income earned with respect to any investment of such dishonored check amount.

         3. Investment of Escrowed Property. The Escrow Agent on or before 12:00 p.m., Eastern Daylight Time, on the second business day succeeding (unless such deposit is made in federal or other immediately available or "same day" funds, in which case, by 12:00 p.m., Eastern Daylight Time, on the business day next succeeding) the credit of any Subscription Payments to the Escrow Account pursuant to Section 2 hereof and until release of such proceeds in accordance with the terms hereof, shall deposit such Subscription Payments in the Escrow Account. The Escrow Agent shall in no event be liable for any investment loss, resulting from any change in interest rates applicable to proceeds invested pursuant to this Section. Interest on proceeds invested pursuant to this Section 3 shall accrue from the date of investment of such proceeds until the termination of such investment pursuant to the terms hereof and shall be paid as set forth in Section 5 hereof.

         4. List of Subscribers. The Placement Agent shall furnish or cause to be furnished to the Escrow Agent and the Company, at the time of each deposit of funds or checks pursuant to Section 2 hereof, a list, substantially in the form of Exhibit A hereto, containing the name of, the address of, the number of Shares subscribed for by, the Subscription Payment delivered to the Escrow Agent on behalf of, and the social security or certified taxpayer identification number, if applicable, of each subscriber whose funds are being deposited, and to which is attached a completed Form W-9 (or, in the case of any subscriber who is not a United States citizen or resident, a Form W-8) for each listed subscriber (the "Subscriber List"). The Escrow Agent shall notify the Placement Agent and the Company of any discrepancy between the amount of the Subscription Payment set forth on the Subscriber List delivered pursuant to this Section 4 and the amount of any Subscription Payment received by the Escrow Agent. The

Escrow Agent is authorized to revise the Subscriber List to reflect the actual amount of Subscription Payment received and the release of any Subscription Payment pursuant to Section 5 hereof. The Placement Agent agrees to inform the subscribers that, in the event the tax identification numbers of the subscribers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrowed Property.

         5. Withdrawal of Subscription Amounts. (a) If the Escrow Agent shall receive a (i) written notice, substantially in the form of Exhibit B hereto (an "Offering Termination Notice"), from the Company; or (ii) a final and non-appealable order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Company or the Placement Agent, that instructs the Escrow Agent as to the disbursement of the Escrowed Property, the Escrow Agent shall (i) promptly after receipt of such Offering Termination Notice or court order, and in no event more than five business days thereafter, and the clearance of all checks received by the Escrow Agent as Escrowed Property liquidate any investments that shall have been made pursuant to Section 3 hereof and send to each subscriber listed on the Subscriber List held by the Escrow Agent pursuant to Section 4 hereof whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 5, in the manner set forth in paragraph (e) of this Section 5, a check to the order of such subscriber in the amount attributable to such subscriber of the remaining Subscription Payment held by the Escrow Agent as set forth on such Subscriber List held by the Escrow Agent, and (ii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 hereof were terminated pursuant to this paragraph, send, in the manner set forth in paragraph (e) of this Section 5, a check to the order of each such subscriber in the amount of interest and other income earned and not yet paid with respect to any investment of such subscriber's funds. The Escrow Agent shall notify the Company and the Placement Agent of the distribution of such funds to the subscribers.

              (b) In the event that (i) the Shares have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Closing Date and (ii) no Offering Termination Notice or final and non-appealable court order as set forth in paragraph (a) above shall have been delivered to the Escrow Agent, the Company and the Placement Agent, shall deliver to the Escrow Agent a joint notice, substantially in the form of Exhibit C hereto (a "Closing Notice"), designating the date on which Shares are to be sold and delivered to the subscribers thereof as the "Closing Date", which date shall not be earlier than the clearance of any checks received by the Escrow Agent as Escrowed Property, the proceeds of which are to be distributed on such Closing Date, and identifying the subscribers and the number of Shares to be sold to each thereof on such Closing Date. Such Closing Notice, unless one of the parties objects, shall be delivered not less than one nor more than three business days prior to such Closing Date. The Escrow Agent, after receipt of such Closing Notice and the clearance of such checks:

                   (i) on or prior to the Closing Date identified in such Closing Notice, shall liquidate any investments that shall have been made pursuant to Section 3 to the extent of the Subscription Payments to be distributed pursuant to the immediately succeeding clause (ii);

                   (ii) on such Closing Date, pay to the Company and the Placement Agent, in federal or other immediately available funds and otherwise in the manner and amount specified by the Company and the Placement Agent in such Closing Notice, an amount equal to the aggregate of the Subscription Payments paid by the subscribers identified in such Closing Notice for the Shares to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 4 hereof; and

                   (iii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to
     Section 3 hereof were terminated pursuant to such Closing Notice, shall send, in the manner set forth in paragraph (e) of this Section 5, a check to the order of each subscriber identified in such Closing Notice in the amount of interest and other income earned and not yet paid with respect to any investment of each such subscriber's funds distributed on such Closing Date. At the time of such transfer, the Escrow Agent shall identify in writing to the Company and the Placement Agent the amount of the interest earned for the account of each subscriber and the date such subscription was received.

             (c) If at any time and from time to time prior to the release of any subscriber's total subscription amount pursuant to paragraph (a) or (b) of this Section 5 from escrow, the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit D hereto (a "Subscription Termination Notice"), to the effect that any or all of the subscriptions of such subscriber have been rejected by the Company (a "Rejected Subscription"), the Escrow Agent (i) promptly after receipt of such Subscription Termination Notice and, if such subscriber delivered a check in payment of its Rejected Subscription, after the clearance of such check, shall liquidate, to the extent of the sum of such subscriber's Rejected Subscription amount as set forth in the Subscription Termination Notice, any investments that shall have been made pursuant to Section 3 hereof and send to such subscriber, in the manner set forth in paragraph (e) of this Section 5, a check to the order of such subscriber in the amount of such Rejected Subscription amount, and (ii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to this paragraph, shall send to such subscriber, in the manner set forth in paragraph (e) of this Section 5, a check to the order of such subscriber in the amount of interest and other income earned and not yet paid with respect to any investment of such subscriber's Rejected Subscription amount. At the time of such transfer, the Escrow Agent shall identify in writing to the Company and the Placement Agent the amount of the interest earned for the account of each subscriber and the date such subscription was received.

             (d) On a date following the transfer of any interest earned for the account of each subscriber pursuant to Section 5(a), (b) or (c), but not later than January 31, 2003, the Escrow Agent shall provide each subscriber with tax Form 1099 setting forth the amount of such interest.

            (e) For the purposes of this Section 5, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber's address furnished to the Escrow Agent pursuant to Section 4 hereof.

         6. Notices. Any notice, instruction or other communication required or permitted to be given hereunder shall be in writing and shall be deemed delivered (a) when delivered by hand, (b) one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, or (c) four business days after it is sent by mail, registered or certified, with proper postage prepaid, return receipt requested and in the case of each of clauses (a), (b) and (c) of this Section 6 when addressed as follows:

            If to the Company, to:

                     Kadant Inc.
                     One Acton Place, Suite 202
                     Acton, MA 01720
                     Attention:  General Counsel
                     Facsimile:  978-635-1593

            with a copy to:

                     Hale and Dorr LLP
                     60 State Street
                     Boston, MA  02109
                     Attention:  Hal J. Leibowitz, Esq.
                     Facsimile:  617-526-5000

            if to the Placement Agent, to:

                     J.P. Morgan Securities Inc.
                     270 Park Avenue
                     New York, NY  10017
                     Attention:  Philip Marchal
                     Facsimile:  212-270-0504

            with a copy to:

                     Stroock & Stroock & Lavan LLP
                     180 Maiden Lane
                     New York, NY  10038
                     Attention:  Anna T. Pinedo, Esq.
                     Facsimile:  (212) 806-6006
                 if to the Escrow Agent, to:

                     JPMorgan Chase Bank
                     450 West 33rd Stree
                     15th Floor
                     New York, NY 10001
                     Attention:  Saverio Lunetta
                     Facsimile:  (212) 946-3935


or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended.

             7.  Concerning the Escrow Agent.  To induce the Escrow Agent to act
                 ---------------------------
hereunder, it is further agreed by the Company and Placement Agent that:

                 (a) The Escrow Agent shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                 (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

                 (c) The Escrow Agent shall not be liable under this Escrow Agreement, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property, or any loss of interest incident to any such delays.

                 (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder by the Company or the Placement Agent without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

         (f) The Escrow Agent does not have, for tax reporting purposes, any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only. The parties hereto agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrowed Property or any portion thereof in any tax year (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Escrow Agreement during such tax year, shall be reported as allocated to such person or entity, and (ii) otherwise shall be reported as allocated to the subscribers, in proportion to their respective Subscription Payment as set forth on Exhibit A hereto.

         (g) Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certification, or non-resident alien certifications.

         (h) This paragraph (h) and paragraph (c) of this Section 7 shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

         (i) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

         (j) The Escrow Agent shall not be called upon to advise any party as to the wisdom of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

         (k) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of written notice of termination signed by both the Company and the Placement Agent or at any time may resign by giving written notice to such effect to the Company and the Placement Agent not less than 60 days' prior to the date when such resignation shall take effect. Upon the effectiveness of any such termination or resignation, the Escrow Agent shall promptly deliver the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement except to the extent resulting from its gross negligence or willful misconduct. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is:
(A) 30 days after the date of delivery to the Escrow Agent of the other parties' notice of termination or (B) 60 days after the date of delivery to the other parties hereto of the Escrow Agent's written notice of resignation. If at the time of any termination or resignation the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent and shall, until such time as a successor Escrow Agent is appointed, maintain the Escrowed Property pursuant to the terms and conditions of this Escrow Agreement.

         (l) In the event of any disagreement among or between the other parties hereto and/or the subscribers of the Shares resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto and consented to by the affected subscribers, if any, directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement.

         (m) As consideration for the performance by the Escrow Agent of its duties herein described, the Company agrees to pay the Escrow Agent fees determined in accordance with the terms set forth on Exhibit E hereto (made a part of this Escrow Agreement as if herein set forth). In addition, the Company agrees to reimburse the Escrow Agent for all reasonable expenses of third parties, incurred by the Escrow Agent in performance of its duties hereunder (including reasonable fees and expenses of its outside counsel).

         (n) The other parties hereto irrevocably (i) submit to the jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to this Escrow Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such New York State or federal court and (iii) waive, to the fullest extent possible, the defense of an inconvenient forum. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 6 hereof, provided that nothing in this Section 7(n) shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

         (o) No printed or other matter in any language (including, without limitation, the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto (which consent shall not be unreasonably withheld, conditioned or delayed). The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement and the Placement Agency Agreement.

         (p) Anything in this Escrow Agreement to the contrary, notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Escrow Agent has been advised of the likelihood of such loss or damage or regardless of the form of action.

         (q) In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopy or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on
Schedule II hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Placement Agent or the Company to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

   8.    Miscellaneous.
         -------------

         (a) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and the subscribers of the Shares and shall not be enforceable by or inure to the benefit of any other third party except as provided in paragraph (i) of Section 7 hereof with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.

         (b) THIS ESCROW AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS RULES AS TO CONFLICTS OF LAW).

         (c) This Escrow Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the subscribers of the Shares, if any, adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

         (d) This Escrow Agreement shall terminate upon the payment pursuant to
Section 5 of all amounts held in the Escrow Account.

         (e) The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.

         (f) This Escrow Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

                  [Remainder of page intentionally left blank]
                  --------------------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.

                                KADANT INC.

                                By: ____________________________________________
                                    Name:
                                    Title:

                                J.P. MORGAN SECURITIES INC.

                                By: ____________________________________________
                                    Name:
                                    Title:


                                JPMORGAN CHASE BANK

                                By: ____________________________________________
                                    Name:
                                    Title:

                                    EXHIBIT A

                            SUMMARY OF CASH RECEIVED
                             NEW PARTICIPANT DEPOSIT

Date:
Deposit Date:                                                       List Number:
Investment Date:                                                      Page __ of
Batch Number:                                                       Approved By:
                                                                           JOB#:

             For Bank use only

TITLE:

------------------------------------------------------------------------------------------------------------------
                               *              *  AMOUNT OF     *    TAX ID NO./  |                |    FOR BANK
         NAME                  *   DEPOSIT    *   SHARES       *     ADDRESS     |  SOC.SEC. NO.  *    USE ONLY
------------------------------- -------------- ---------------- ---------------------------------- ---------------
                               *              *                *                 *                *                    TAX CODE
                               *              *                *                 *                *                 *  EXEMPT(Y/N)
                               *              *                *                 *                *                 *  W-9(YR) NRA
                               *              *                *                 *                *                 *  1008(87)
                               *              *                *                 *                *                 *
---------------------------------------------------------------------------------------------------------------------
Broker          Misc.          *              *                *                 *  Misc. II      *  Misc. III      |  TAX CODE
                               *              *                *                 *                *                 *  EXEMPT(Y/N)
                               *              *                *                 *                *                 *  W-2(YR) NRS
                               *              *                *                 *                *                 *  W-8(YR)
                               *              *                *                 *                *                 *  1008(87)
                               *              *                *                 *                *                 *
---------------------------------------------------------------------------------------------------------------------
Broker          Misc.          *              *                *                 *  Misc. II      *  Misc. III      |  TAX CODE
                               *              *                *                 *                *                 *  EXEMPT(Y/N)
                               *              *                *                 *                *                 *  W-2(YR) NRS
                               *              *                *                 *                *                 *  W-8(YR)
                               *              *                *                 *                *                 *  1008(87)
                               *              *                *                 *                *                 *
---------------------------------------------------------------------------------------------------------------------
Broker          Misc.          *              *                *                 *  Misc. II      *  Misc. III      |  TAX CODE
                               *              *                *                 *                *                 *  EXEMPT(Y/N)
                               *              *                *                 *                *                 *  W-2(YR) NRS
                               *              *                *                 *                *                 *  W-8(YR)
                               *              *                *                 *                *                 *  1000(87)
                               *              *                *                 *                *                 *
---------------------------------------------------------------------------------------------------------------------
Broker          Misc.          *              *                *                 *  Misc. II      *  Misc. III      |
                               *              *                *                 *                *                 *

                                    EXHIBIT B

                      [Form of Offering Termination Notice]

                                                                 ______ __, 2002

JPMorgan Chase Bank
450 West 33rd Street
15th Floor New York, NY 10001
Attention:

Dear [       ]:

         Pursuant to Section 5(a) of the Escrow Agreement dated as of June __, 2002 (the "Escrow Agreement") among Kadant Inc. (the "Company"), J.P. Morgan Securities Inc. and you, the Company hereby notifies you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and directs you to make payments to subscribers as provided for in Section 5(a) of the Escrow Agreement.

                                           Very truly yours,

                                           KADANT INC.
                                           By:
                                               -------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT C

                            [Form of Closing Notice]

                                                              _________ __, 2002

JPMorgan Chase Bank
450 West 33rd Street
15th Floor New York, NY 10001
Attention:

Dear [          ]:

         Pursuant to Section 5(b) of the Escrow Agreement dated as of June __, 2002, (the "Escrow Agreement") among Kadant Inc. (the "Company"), J.P. Morgan Securities Inc. and you, the Company hereby certifies that, subject to its receipt of the Subscription Payments for the Shares (as that term is defined in the Escrow Agreement), the Company will sell and deliver Shares to the subscribers thereof at a closing to be held on June __, 2002 (the "Closing Date"). The names of the subscribers concerned, the number of Shares subscribed for by each of such subscribers and the related subscription amounts are set forth on Schedule I annexed hereto.

         We hereby request that the aggregate subscription amount be paid to the Placement Agent and us as follows:

         1. To the Company, $_________;

         2. To J.P. Morgan Securities Inc., $_________; and

         3. To the Escrow Agent, $_________.

         These instructions may be executed in two counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

                                         Very truly yours,

                                         KADANT INC.


                                         By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                         J.P. MORGAN SECURITIES INC.


                                         By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE I
                                   ----------

Name of                       Number of                    Subscription
Subscriber                    Shares                       Amount
----------                    ------                       ------

                                   SCHEDULE II
                                   -----------

                     Telephone Number(s) for Call-Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions
           -----------------------------------------------------------

If to Placement Agent:

         Name                             Telephone Number
         ----                             ----------------
1.  Phlip Marchal                         (212) 270-1620
2.  Julie W. Lim                          (212) 270-0347

If to Company:

         Name                             Telephone Number
         ----                             ----------------
1.  Sandra Lambert                        (978) 776-2013
2.  Thomas M. O'Brien                     (978) 776-2012


Telephone call-backs shall be made to each Placement Agent and Company if joint instructions are required pursuant to this Escrow Agreement.

                                    EXHIBIT D

                   [Form of Subscription Termination Notice]

                                                                _______ __, 2002

JPMorgan Chase Bank 450
West 33rd Street
15th Floor New York, NY 10001
Attention:

Dear [    ]:

         Pursuant to Section 5(c) of the Escrow Agreement dated as of June __, 2002 (the "Escrow Agreement") among Kadant Inc. (the "Company"), J.P. Morgan Securities Inc. and you, the Company hereby notifies you that the following subscription(s) have been rejected:

                           Amount of                 Dollar
                           Subscribed                Amount of
Name of                    Shares                    Rejected
Subscriber                 Rejected                  Subscription
----------                 --------                  ------------

                                       Very truly yours,

                                       KADANT INC.

                                       By: _____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT E

Fee to JPMorgan Chase Bank: $15,000

                                    EXHIBIT B

                                 LOCK UP LETTERS

                                                                   June __, 2002

J.P. Morgan Securities Inc.
270 Park Avenue, 17th Floor
New York, NY 10017

Ladies and Gentlemen:

     The undersigned understands that you, as Placement Agent, propose to enter into a Placement Agency Agreement (the "Placement Agency Agreement") with Kadant Inc., a Delaware corporation (the "Company"), providing for the offering (the "Offering") of 1,300,000 shares of Common Stock (with associated preferred stock purchase rights) of the Company (the "Securities"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agency Agreement.

     In consideration of the foregoing, and in order to induce you to act as Placement Agent in the offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc., the undersigned will not, during the period beginning on the date of the final prospectus supplement relating to the Offering of the Securities and ending on the date 90 days after the date of such final prospectus supplement, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc., it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     Notwithstanding the foregoing, the restrictions set forth in clause (1) and
(2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of J.P. Morgan Securities Inc., or (iv) effected pursuant to any exchange of "underwater" options with the Company or (b) the acquisition or exercise of any stock option issued pursuant to the Company's existing stock option plan, including any exercise effected by the delivery of Securities of the Company held by the undersigned. For purposes of this Letter Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Letter Agreement shall apply to Common Stock acquired in open market transactions.

         In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

         The undersigned understands that, if the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

         This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                                          Very truly yours,

                                          [NAME OF OFFICER OR
                                          DIRECTOR]

                                          By: __________________________________
                                               Title:

Accepted as of the date
first set forth above:
J.P. MORGAN SECURITIES INC.


  By:  ________________________________
         Name:
         Title:

                                    EXHIBIT C

           Matters to be Covered in the General Counsel Legal Opinion

     Customary qualifying language to be included in actual opinion

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is described in the Prospectus, to enter into and perform its obligations under the Placement Agency Agreement, and to carry out the transactions contemplated by the Placement Agency Agreement. The Company is duly qualified to do business and is in corporate good standing in the Commonwealth of Massachusetts.

2. Each of Kadant Black Clawson Inc. and Kadant Web Systems Inc. has been duly organized, in validly existing and is in good standing under the laws of its jurisdiction of organization.

3. The authorized capitalization stock of the Company as of March 30, 2002, is as set forth under the caption "Capitalization" in the Prospectus. The currently outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

4. The issuance and sale by the Company of the Shares, and the consummation by the Company of the transactions contemplated by the Placement Agency Agreement, do not (a) violate any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company or any of its Subsidiaries of which such counsel is aware or (b) with or without notice and/or the passage of time, conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company or any of its Subsidiaries pursuant to, any agreement to which the Company or any of its Subsidiaries is a party and which is filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001, as amended, or to any subsequent periodic reports of the Company under the Securities Exchange Act of 1934, as amended.

5. To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which are required by the Act or the Rules and Regulations thereunder to be described in the Registration Statement or the Prospectus that are not so described.

     In addition, such counsel shall state that she has participated in conferences with officers and other representatives of the Company and representatives of the independent public or certified public accountants for the Company, at which conferences such counsel made inquiries of such persons and others and discussed the contents of the Registration Statement and the Prospectus and any supplements or amendments thereto. Such counsel shall also state that while the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, or any supplements or amendments thereto, subject to the foregoing and on the basis of such participation, inquiries and discussions, no facts have come to the attention of such counsel which have caused her to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or any such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the Closing, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information, or the information regarding the Placement Agent or the method of distribution of the Shares included in the Registration Statement or the Prospectus or any such amendments or supplements thereto).

                                    EXHIBIT D

          Matters to be Covered in the Hale and Dorr LLP Legal Opinion

          Customary qualifying language to be included in actual opinion.

1. The Shares have been duly authorized and, when issued, sold and delivered to the Investors against payment therefore in accordance with the provisions of the Placement Agency Agreement, will be validly issued, fully paid and non-assessable and will conform as to legal matters in all material respects to the description of the Shares contained in the Prospectus under the caption "Description of Capital Stock."

2. The execution and delivery by the Company of the Placement Agency Agreement, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company, and the Placement Agency Agreement has been duly executed and delivered by the Company.

3. The issuance and sale by the Company of the Shares, and the consummation by the Company of the transactions contemplated by the Placement Agency Agreement, do not (a) violate the provisions of any U.S. federal or Massachusetts state law, rule or regulation applicable to the Company or the Delaware General Corporation Law statute; (b) violate the provisions of the Company's Certificate of Incorporation or By-laws, each as amended to date; or (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company or any of its Subsidiaries of which such counsel is aware.

4. No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or Massachusetts state court or government agency or under the Delaware General Corporation Law Statute is required for the issuance and sale of the Shares by the Company by the consummation of the Company of the transactions contemplated by the Placement Agency Agreement, except for (a) the registration under the Act of the Shares, and
     (b) such consents, approvals, authorization, orders, registrations or qualifications as may be required under (x) state securities or blue sky laws or (y) the rules and regulations of the National Association of Securities Dealers, Inc.

5. The Registration Statement and the Prospectus as amended or supplemented (other than the financial statements, including the notes and schedules thereto, other financial and accounting data and information about the Placement Agent, contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder.

6. The statements in the Prospectus under the headings "Description of Capital Stock" and "Plan of Distribution," insofar as they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and are accurate in all material respects.

                                   SCHEDULE 1

                              List of Subsidiaries

----------------------------------
Fiberprep Inc.
Kadant AES Canada Inc.
Kadant AES Mexico, S.A. de C.V.
Kadant Black Clawson Inc.
Kadant Composites Inc.
Kadant Grantek Inc.
Kadant Lmort
Kadant U.K. Limited
Kadant Web Systems Inc.
----------------------------------